Exhibit 5.1
July 12, 2011
PAA Natural Gas Storage, L.P.
PNG Finance Corp.
333 Clay Street, Suite 1500
Houston, TX 77002
Re: PAA Natural Gas Storage, L.P. — Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel for PAA Natural Gas Storage, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the registration by the Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof and to which this opinion is an exhibit, of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of
     (1) common units representing limited partner interests in the Partnership (the “Units”);
     (2) debt securities, which may be co-issued by PNG Finance Corp., a Delaware corporation (“PNG Finance”), in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and
     (3) up to an aggregate of 28,214,198 Units by the Selling Unitholder named therein (the “Selling Units”).
     The aggregate initial offering prices of the Units and Debt Securities that may be offered and sold by the Partnership will not exceed $1,000,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit.
     The Units, Debt Securities and Selling Units are collectively referred to herein as the “Securities.” We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Partnership’s Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.
     In rendering the opinions set forth below, we have examined and relied upon the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), the Registration Statement, the Prospectus, the form of Senior Indenture (the “Senior Indenture”) filed as an exhibit to the Registration Statement, the form of Subordinated Indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) filed as an exhibit to the Registration Statement, the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware pursuant to the Delaware LP Act in connection with the formation of the Partnership, the formation documents of PNG Finance and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the general partner of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.
     In connection with this opinion, we have assumed that:
     (1) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;
     (2) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;
     (3) only with respect to the Units and the Debt Securities, all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;
     (4) only with respect to the Units and the Debt Securities, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and
     (5) only with respect to the Units and the Debt Securities, any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.
     Based upon and subject to the foregoing, we are of the opinion that:
     (1) With respect to the Units, when (a) the Partnership has taken all necessary action to duly authorize and approve the issuance of such Units and the limited partner interests represented thereby, the terms of the offering thereof and related matters and (b) the Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Units will be validly issued, fully paid and nonassessable.

     (2) With respect to the Debt Securities, when (a) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (b) the Partnership and PNG Finance, as applicable, have taken all necessary action to duly authorize and approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (c) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership and PNG Finance, as applicable, upon payment of the consideration thereof or provided for therein, such Debt Securities will constitute valid and legally binding obligations of the Partnership and PNG Finance, as applicable, enforceable against the Partnership and PNG Finance, as applicable, in accordance with their terms, except as such enforcement may be limited by (a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     (3) The Selling Units have been duly authorized, validly issued, fully paid and nonassessable.
     The opinions expressed herein are qualified in the following respects:
     (1) We have assumed, without independent verification, that the certificates for the Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Units.
     (2) We have assumed that (a) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (b) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.
     (3) We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.
     (4) The foregoing opinion is limited in all respects to U.S. federal laws, as interpreted by federal courts, and all applicable Delaware statutory provisions, as well as the reported judicial decisions interpreting such provisions.
     We hereby consent to the references to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ VINSON & ELKINS L.L.P.

VINSON & ELKINS L.L.P.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2500, Houston, TX 77002-6760 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com